Exhibit 107

Calculation of Filing Fee Tables

FORM S-3

APPLIED OPTOELECTRONICS, INC.

Table 1: Newly Registered Securities and Carried Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
	Primary Offering of Securities:
Fees to Be Paid	Unallocated (Universal Shelf)	---	457(o)		---	$444,566		0.0001102	$48.99

Fees Previously Paid	Equity	Common Shares, $0.001 par value	457(o)	---	---	---		---	---
Fees Previously Paid	Equity	Preferred Stock, $0.001 par value	457(o)	---	---	---		---	---
Fees Previously Paid	Other	Units (3)	457(o)	---	---	---		---	---

Fees Previously Paid	Other	Warrants (4)	457(o)	---	---	---		---	---

Fees Previously Paid	Unallocated (Universal Shelf)	---	457(o)		---	---		---	---
Carry Forward Securities
Carry Forward Securities	Unallocated (Universal Shelf)		415(a)(6)	$250,000,000	---	$184,555,434	(5)	---	---		S-3	File No. 333-234310	January 9, 2020	$32,450
	Total Offering Amounts					$185,000,000	(1)		$48.99	(5)
	Total Fees Previously Paid								N/A
	Total Fee Offsets								---
	Net Fee Due								$48.99	(5)

(1) The amount to be registered consists of up to $185,000,000 of an indeterminate number of shares of common stock, shares of preferred stock, warrants and units. There is also being registered hereunder such currently indeterminate number of common stock, preferred stock, and warrants as may from time to time be issued at indeterminate prices upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, (the "Securities Act") the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2) The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3) Including such indeterminate number of warrants or other rights, including without limitation share purchase or subscription rights, as may be issued from time to time at indeterminate prices.

(4) Each unit will be issued under a unit agreement and will represent an interest in two or more securities, which may or may not be separable from one another.

(5) Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include unsold securities previously registered for sale pursuant to the registrant's previously filed registration statement on Form S-3 (File No. 333-234310), which became effective on January 9, 2020 (the "Prior Registration Statement"). The Prior Registration Statement registered $250,000,000 of an indeterminate number of shares of common stock, shares of preferred stock, warrants and units for sale from time to time. Of this amount, $193,736,661 remained unsold as of the date of filing of the initial registration statement (the “Initial Registration Statement”). In connection with the registration of unsold securities on the Prior Registration Statement, the registrant paid a registration fee of $32,450 for such unsold securities. The registrant included in the Initial Registration Statement an aggregate offering price of $185,000,000 of unsold securities (the “Unsold Securities”) from the Prior Registration Statement, and the filing fee paid with respect to the Unsold Securities in the Prior Registration Statement was used to pay the filing fee in connection with the filing of the Initial Registration Statement. During the grace period afforded by Rule 415(a)(5) under the Securities Act, the registrant continued to offer and sell under the Prior Registration Statement the Unsold Securities being registered hereunder. The registrant sold $444,566 of Unsold Securities during such grace period. The registrant is registering new securities on this registration statement with an aggregate initial offering price of $444,566 (the “New Securities”), which aggregate offering price is not specified as to each class of security. The filing fee for the New Securities is $48.99. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the remaining Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.